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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 of the Registration Statement of Burnham Pacific Properties, Inc. on Form S-3 of our report dated February 22, 1994 appearing in the Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1993 and to the reference to us under the heading "Experts and Legal Opinions" in the Prospectus which is part of this Registration Statement.

                                        DELOITTE & TOUCHE

                                        SAN DIEGO, CALIFORNIA

                                        MAY 9, 1994